Thoratec® Reports Fourth Quarter And Full Year Fiscal 2012 Financial Results

- Revenue of $128.5 million for the fourth quarter, an increase of 17% year-over-year, and $491.7 million for the full year, an increase of 16%

- HeartMate II® worldwide unit growth of 20% for the fourth quarter and 23% for fiscal year 2012

- GAAP Net Loss per Diluted Share of $0.25 for the fourth quarter, driven by PVAD™ and IVAD™ intangible asset write-down, and Net Income per Diluted Share of $0.94 for the full year

- Non-GAAP Net Income per Diluted Share of $0.38 for the fourth quarter and $1.83 for the full year

PLEASANTON, Calif., Feb. 5, 2013 /PRNewswire/ -- Thoratec Corporation (NASDAQ: THOR), a world leader in device-based mechanical circulatory support therapies to save, support and restore failing hearts, today reported its financial results for the fourth quarter of 2012.

"Thoratec had an impressive year in 2012, with sales growth of 16 percent driven by our HeartMate II® and CentriMag® product lines, highlighting our leadership positions in chronic and acute mechanical circulatory support," said Gary F. Burbach, President and Chief Executive Officer. "We were particularly pleased to finish the year with strong fourth quarter results, including 20 percent unit growth for HeartMate II on a worldwide basis, reflecting continued adoption in the U.S. Destination Therapy indication as well as in international markets."

For the quarter ended December 29, 2012, Thoratec reported revenues of $128.5 million, a 17 percent increase over revenues of $109.4 million in the fourth quarter of 2011. Net loss on a GAAP basis was $(14.4) million, or $(0.25) per diluted share, compared with GAAP net income of $15.3 million, or $0.25 per diluted share, in the same period a year ago. 2012 results include a pre-tax impairment charge of $50.2 million related to certain purchased intangible assets associated with the PVAD™ and IVAD™ product line. Non-GAAP net income, which is described later in this press release, was $22.6 million, or $0.38 per diluted share, compared with non-GAAP net income of $22.7 million, or $0.38 per diluted share, in the same period a year ago.

For the year ended December 29, 2012, revenues were $491.7 million, an increase of 16 percent over revenues of $422.7 million for fiscal year 2011. Net income from continuing operations on a GAAP basis was $56.2 million, or $0.94 per diluted share, compared with GAAP net income from continuing operations of $72.6 million, or $1.20 per diluted share, for fiscal year 2011. Non-GAAP net income from continuing operations was $109.2 million, or $1.83 per diluted share, compared with non-GAAP net income from continuing operations of $97.0 million, or $1.56 per diluted share, for fiscal year 2011.

"We look forward to driving continued market growth and solidifying our leadership position in chronic and acute mechanical circulatory support during 2013," Burbach commented. "Additionally, we remain focused on investing in longer-term strategic initiatives, including late-stage development activities related to HeartMate III™ and HeartMate PHP™, both of which we plan to bring into pivotal clinical trials later this year."

Fourth Quarter and Fiscal Year 2012 Financial Results

For the fourth quarter of 2012, Thoratec reported revenues of $128.5 million, an increase of 17 percent compared to the same quarter last year. The HeartMate product line contributed $110.8 million, an increase of 18 percent, while the CentriMag product line contributed $11.5 million, an increase of 31 percent. The PVAD and IVAD product line contributed $5.6 million, a decrease of 8 percent.

For the fiscal year ended December 29, 2012, Thoratec reported revenues of $491.7 million, an increase of 16 percent compared to fiscal year 2011. The HeartMate product line contributed $434.6 million to revenues, an increase of 19 percent, while the CentriMag product line contributed $35.7 million, an increase of 39 percent, including revenues of $6.1 million related to the acquisition of Levitronix Medical. The PVAD and IVAD product line contributed $19.0 million, a decrease of 33 percent.

For the fourth quarter of 2012, GAAP gross margin was 30.6 percent compared to 67.1 percent in the same quarter last year. The decrease in GAAP gross margin was due primarily to an impairment of purchased intangible assets related to the PVAD and IVAD product line. Non-GAAP gross margin, described later in this press release, was 71.7 percent compared to 71.4 percent in the same quarter last year. The increase in non-GAAP gross margin was primarily driven by volume-based efficiencies and favorable product mix, offset in part by a volume-based tax on our VAD sales in France, which we recorded for the first time in the fourth quarter of 2012.

GAAP gross margin in 2012 was 59.3 percent versus 68.0 percent a year ago. The year-over-year decrease in GAAP gross margin was mainly attributable to the impairment of PVAD and IVAD intangible assets. Non-GAAP gross margin was 71.7 percent versus 71.2 percent in 2011. The year-over-year increase in gross margin was due to volume-based efficiencies, favorable product mix, and the contribution from the acquisition of Levitronix Medical.

For the fourth quarter of 2012, GAAP operating expenses were $64.1 million compared to $48.3 million in the same quarter last year. Non-GAAP operating expenses, described later in this press release, were $57.6 million compared to $43.0 million in the same quarter last year. The increase in non-GAAP operating expenses was due primarily to product and market development initiatives, project-related payments, and incentive compensation.

Operating expenses on a GAAP basis in 2012 were $215.7 million versus $173.5 million a year ago. On a non-GAAP basis, operating expenses in 2012 were $192.6 million versus $153.6 million in 2011. The year-over-year increase in operating expenses was due primarily to project-related payments, spending on product and market development initiatives, the addition of research and development personnel, and acquisition-related charges. Non-GAAP operating expenses are described later in this press release.

On a GAAP basis, other income was $1.7 million in 2012 versus other expense of $2.3 million in 2011. On a non-GAAP basis, other income totaled $1.7 million versus other income of $0.8 million a year ago. Other income and expense on a non-GAAP basis is described later in this press release.

The company's GAAP effective tax rate in 2012 was 27.4 percent versus 35.1 percent in 2011. The non-GAAP tax rate, which is described later in this press release, was 32.4 percent in 2012 compared with 34.5 percent in 2011. The decrease in the GAAP effective tax rate was primarily due to the impairment of purchased intangible assets related to the PVAD and IVAD product line, and a greater percentage of earnings generated in lower-tax jurisdictions. The decrease in the non-GAAP effective tax rate was primarily attributable to a greater percentage of earnings generated in lower-tax jurisdictions.

Cash and investments were $260.4 million as of December 29, 2012, compared to $307.9 million as of September 29, 2012 and $209.5 million as of December 31, 2011. During the fourth quarter of 2012 the company used $75.0 million in cash to fund an accelerated share repurchase agreement as part of our stock repurchase program.

GUIDANCE FOR FISCAL YEAR 2013

The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.

The company expects revenues will be in the range of $490 to $510 million, driven by growth of the HeartMate and CentriMag product lines, and partially offset by a continued decline in the PVAD and IVAD product line.

Gross margin is expected to be approximately 68.5 percent on a GAAP basis and approximately 70.5 percent on a non-GAAP basis. Included in these estimates for gross margin is the impact of the U.S. medical device excise tax, which we estimate will contribute approximately $6 million to cost of goods sold in 2013.

We expect the effective tax rate to be approximately 30.5 to 31.0 percent on both a GAAP and non-GAAP basis.

GAAP net income per diluted share is expected to be in the range of $1.32 to $1.42 and non-GAAP net income per diluted share is expected to be in the range of $1.76 to $1.86.

CONFERENCE CALL/WEBCAST INFORMATION

Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Standard Time (4:30 p.m., Eastern Standard Time), today. The teleconference can be accessed by calling (719) 457-2638, passcode 4837615. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, February 12, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 4837615.

GAAP TO NON-GAAP RECONCILIATION

Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by the company's products and certain costs of producing those revenues, such as costs of product sales, research and development and selling, general and administrative expenses. We use the following measures, which are not calculated in accordance with Generally Accepted Accounting Principles ("GAAP"): non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP shares used to compute diluted net income per share. These are non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. These non-GAAP financial measures are calculated by excluding certain GAAP financial items that we believe have less significance to the day-to-day operation of our business. The company has outlined below the type and scope of these exclusions and the limitations on the use of the non-GAAP financial measures as a result of these exclusions.

Management uses these non-GAAP financial measures for financial and operational decision making, including in the determination of employee annual cash incentive compensation, as a means to evaluate period-to-period comparisons, as well as comparisons to our competitors' operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measures are indicative of Thoratec core operating results. Management also believes that non-GAAP financial measures provide useful supplemental information to management and investors regarding the performance of the company's business operations, provide a greater transparency with respect to key metrics used by management in its decision making, facilitate comparisons of results for current periods and guidance for future periods with our historical operating results, and assist in analyzing future trends.

Non-GAAP net income consists of GAAP net income, excluding, as applicable, the tax effected impact of share-based compensation expense, the write-down and amortization of purchased intangible assets, expenses associated with the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements in accordance with Financial Accounting Standards Board ("FASB") issued Accounting Standards Codification ("ASC") 470-20, Debt, Levitronix Medical fair market value (FMV) inventory adjustments, and acquisition related charges.

Non-GAAP net income per diluted share is defined as non-GAAP net income divided by the weighted average number of shares on a fully-diluted basis.

Non-GAAP shares used to compute diluted net income per share consists of GAAP shares used to compute diluted net income per share adjusted for any inclusions made in conjunction with dilutive impact of Thoratec's convertible debt instruments and any exclusions made in conjunction with the application of the two-class method for calculating net income per share.

Non-GAAP gross profit and gross margin consist of GAAP gross profit and gross margin excluding share-based compensation expense, the write-down and amortization of purchased intangible assets, and Levitronix Medical FMV inventory adjustments related to the acquisition.

Non-GAAP operating expenses consist of GAAP operating expenses excluding share-based compensation expense, amortization of purchased intangible assets, and acquisition-related transaction costs.

Non-GAAP other income and expense consists of GAAP other income and expenses excluding expenses related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt.

Non-GAAP tax expense consists of the GAAP tax expense adjusted for the tax effect of the adjustments from GAAP net income to non-GAAP net income.

Management believes that it is useful in measuring Thoratec's operations to exclude the write-down and amortization of purchased intangible assets. These costs are primarily fixed at the time of an acquisition and, unlike other fixed costs that result from ordinary operations, are the result of infrequent and irregular events.

Because of varying valuation methodologies, subjective assumptions and the variety of award types that companies can use, Thoratec management believes that providing non-GAAP financial measures that exclude share-based compensation allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management, which believes that share-based compensation expense is not directly attributable to the underlying performance of the company's business operations.

Due to the subjective assumptions used to develop non-cash interest expense related to the accounting for convertible debt instruments that may be settled in cash upon conversion, including partial settlements, in accordance with ASC 470-20, Debt, Thoratec management believes that providing non-GAAP financial measures that exclude such expense allows investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods. The exclusion also enhances investors' ability to review Thoratec's business from the same perspective as Thoratec management.

To enable investors to compare Thoratec's recurring core business operating results to those of other companies and over multiple periods, Thoratec has excluded Levitronix Medical FMV inventory adjustments and acquisition-related costs as they are infrequent in nature.

There are a number of limitations related to the use of non-GAAP financial measures. First, non-GAAP financial measures exclude some costs, namely share-based compensation, that are recurring expenses. Second, share-based compensation is part of an employee's compensation package and as such may be useful for investors to consider. Third, the components of costs that we exclude in our non-GAAP financial measures calculations may differ from components that our peer companies exclude when they report their results from operations.

Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP. However, these measures may provide additional insight into Thoratec's financial results. Investors and potential investors are strongly encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results and not to rely on any single financial measure to evaluate our business.

The reconciliations of the forward looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to Thoratec at the date of this press release. These tables include adjustments that we can reasonably predict. Events that could cause the reconciliation to change include acquisitions and divestitures of business, goodwill and other asset impairments and sales of marketable equity securities.

The following table includes the GAAP income statement for continuing operations for the three and twelve months ended December 29, 2012 and December 31, 2011:

THORATEC CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Product sales	$ 128,458	$ 109,378	$ 491,654	$ 422,713
Cost of product sales	38,966	36,012	150,037	135,062
Impairment of intangible assets	50,242	0	50,242	0
Gross profit	39,250	73,366	291,375	287,651
Operating expenses:
Selling, general and administrative	36,292	29,800	127,984	107,177
Research and development	27,843	18,488	87,729	66,314
Total operating expenses	64,135	48,288	215,713	173,491
Income (loss) from operations	(24,885)	25,078	75,662	114,160
Other income and (expense):
Interest expense	-	(1)	(3)	(4,651)
Interest income and other	257	835	1,658	2,362
Income (loss) before income taxes	(24,628)	25,912	77,317	111,871
Income tax expense (benefit)	(10,242)	10,567	21,154	39,296
Net income (loss) from continuing operations	(14,386)	15,345	56,163	72,575
Net loss from discontinued operations (net of tax)	-	-	-	(1,031)

Net Income (loss)	$ (14,386)	$ 15,345	$ 56,163	$ 71,544

Net income (loss) per share- Basic:
Continuing operations	$ (0.25)	$ 0.26	$ 0.96	$ 1.23
Discontinued operations	-	-	-	(0.02)
Net Income (loss)	$ (0.25)	$ 0.26	$ 0.96	$ 1.21

Net income (loss) per share- Diluted:
Continuing operations	$ (0.25)	$ 0.25	$ 0.94	$ 1.20
Discontinued operations	-	-	-	(0.01)
Net Income (loss)	$ (0.25)	$ 0.25	$ 0.94	$ 1.19

Shares used to compute net income (loss) per share:
Basic	58,322	59,210	58,563	58,777
Diluted	58,322	60,111	59,580	62,524

The following table presents our quarterly and annual revenues by source for fiscal 2011 and 2012:

THORATEC CORPORATION
Quarterly Revenue Analysis
(Unaudited)
(in millions)

	Three Months Ended				Twelve Months Ended
	Apr 2, 2011	Jul 2, 2011	Oct 1, 2011	Dec 31, 2011	Dec 31, 2011

Revenue by Product Line
HeartMate	$ 87.3	$ 97.6	$ 87.6	$ 93.8	$ 366.3
PVAD & IVAD	7.3	7.6	7.2	6.1	28.2
CentriMag (1)	4.4	5.3	7.2	8.8	25.7
Other	0.5	0.7	0.6	0.7	2.5
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

Revenue by Category
Pump	$ 70.8	$ 77.8	$ 72.2	$ 77.4	$ 298.2
Non-Pump	28.2	32.7	29.8	31.3	122.0
Other	0.5	0.7	0.6	0.7	2.5
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

Revenue by Geography
United States	$ 82.5	$ 93.0	$ 83.9	$ 88.2	$ 347.6
International	17.0	18.2	18.7	21.2	75.1
Total	$ 99.5	$ 111.2	$ 102.6	$ 109.4	$ 422.7

	Three Months Ended				Twelve Months Ended
	Mar 31, 2012	Jun 30, 2012	Sept 29, 2012	Dec 29, 2012	Dec 29, 2012

Revenue by Product Line
HeartMate	$ 111.7	$ 106.2	$ 105.9	$ 110.8	$ 434.6
PVAD & IVAD	5.8	3.8	3.8	5.6	19.0
CentriMag (1)	8.7	8.0	7.5	11.5	35.7
Other	0.6	0.6	0.6	0.6	2.4
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

Revenue by Category
Pump	$ 92.6	$ 85.7	$ 85.0	$ 93.0	$ 356.3
Non-Pump	33.6	32.3	32.2	34.9	133.0
Other	0.6	0.6	0.6	0.6	2.4
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

Revenue by Geography
United States	$ 103.9	$ 97.1	$ 97.5	$ 102.0	$ 400.5
International	22.9	21.5	20.3	26.5	91.2
Total	$ 126.8	$ 118.6	$ 117.8	$ 128.5	$ 491.7

(1) CentriMag includes PediMag/PediVAS® sales

The following table presents our quarterly and annual pump units by geography for fiscal 2011 and 2012:

THORATEC CORPORATION
Quarterly Pump Units
(Unaudited)
	Three Months Ended				Twelve Months Ended
Units by Geography	Apr 2, 2011	Jul 2, 2011	Oct 1, 2011	Dec 31, 2011	Dec 31, 2011
United States	677	753	665	704	2,799
International	182	193	188	213	776
Total (1)	859	946	853	917	3,575

	Three Months Ended				Twelve Months Ended
Units by Geography	Mar 31, 2012	Jun 30, 2012	Sept 29, 2012	Dec 29, 2012	Dec 29, 2012
United States	838	773	781	812	3,204
International	219	212	208	254	893
Total (1)	1,057	985	989	1,066	4,097

(1) Excludes CentriMag and PediMag/PediVAS units

The following table reconciles the specific items excluded from GAAP net income from continuing operations in the calculation of non-GAAP net income from continuing operations and diluted net income per share from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
Net income (loss) reconciliation	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Net income (loss) from continuing operations on a GAAP basis	$ (14,386)	$ 15,345	$ 56,163	$ 72,575
Share-based compensation expense:
- Cost of product sales	605	424	2,130	1,505
- Selling, general and administrative	3,406	2,810	13,235	10,387
- Research and development	1,649	1,098	6,327	4,171
Amortization of purchased intangibles
- Cost of product sales	2,070	2,075	8,279	8,081
- Selling, general and administrative	697	700	2,486	1,802
- Research and development	83	-	329	-
Intangibles impairment charge related to PVAD and IVAD	50,242	-	50,242	-
Impact of ASC 470-20 (Debt)	-	-	-	3,127
Levitronix Medical FMV inventory adjustments	0	2,195	528	3,582
Acquisition related transaction costs	705	724	705	3,583
Income tax effect of non-GAAP adjustments	(22,513)	(2,667)	(31,250)	(11,774)
Net income from continuing operations on a Non-GAAP basis	$ 22,558	$ 22,704	$ 109,174	$ 97,039

	Three Months Ended		Twelve Months Ended
Diluted net income (loss)per share reconciliation	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Diluted net income (loss) from continuing operations per share on a GAAP basis	$ (0.25)	$ 0.25	$ 0.94	$ 1.20
Share-based compensation expense:
- Cost of product sales	0.01	0.01	0.03	0.02
- Selling, general and administrative	0.06	0.05	0.22	0.16
- Research and development	0.03	0.02	0.11	0.07
Amortization of purchased intangibles
- Cost of product sales	0.04	0.04	0.14	0.13
- Selling, general and administrative	0.01	0.01	0.04	0.03
- Research and development	0.00	-	0.01	-
Intangibles impairment charge related to PVAD and IVAD	0.85	-	0.84	-
Levitronix Medical FMV inventory adjustments	0.00	0.04	0.01	0.06
Acquisition related transaction costs	0.01	0.01	0.01	0.06
Income tax effect of non-GAAP adjustments	(0.38)	(0.05)	(0.52)	(0.17)
Diluted net income from continuing operations per share on a Non-GAAP basis	$ 0.38	$ 0.38	$ 1.83	$ 1.56

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011
Shares used to compute diluted net income (loss) per share reconciliation

Shares used in calculation of diluted net income (loss) per share -- GAAP	58,322	60,111	59,580	62,524
Dilutive effect of share based compensation plans included in Non-GAAP diluted EPS for three months ended December 29, 2012	1,044	-	-	-
Weighted average unvested restricted stock awards (1)	-	71	13	100
Shares used in calculation of diluted net income per share -- Non-GAAP	59,366	60,182	59,593	62,624

(1)

The company adopted the two-class method in calculating net income per share on a GAAP basis, which excludes the weighted average unvested restricted stock awards outstanding of 0 and 71,368 for the three months ended December 29, 2012 and December 31, 2011, respectively and 12,693 and 99,870 for the twelve months ended  December 29, 2012 and December 31, 2011, respectively.

The following table reconciles the specific items excluded from GAAP gross profit and gross margin from continuing operations in the calculation of non-GAAP gross profit and gross margin from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Gross Profit
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 29, 2012		December 31, 2011		December 29, 2012		December 31, 2011

Gross profit on a GAAP basis	$ 39,250	30.6%	$ 73,366	67.1%	$ 291,375	59.3%	$ 287,651	68.0%
Share-based compensation expense	605		424		2,130		1,505
Amortization of intangibles	2,070		2,075		8,279		8,081
Intangibles impairment related to PVAD and IVAD	50,242		-		50,242		-
Levitronix Medical FMV inventory adjustments	0		2,195		528		3,582
Gross profit on a Non-GAAP basis	$ 92,167	71.7%	$ 78,060	71.4%	$ 352,554	71.7%	$ 300,819	71.2%

The following table reconciles the specific items excluded from GAAP operating expenses from continuing operations in the calculation of non-GAAP operating expenses from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Operating Expenses
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Operating expenses on a GAAP basis	$ 64,135	$ 48,288	$ 215,713	$ 173,491
Share-based compensation expense:
- Selling, general and administrative	(3,406)	(2,810)	(13,235)	(10,387)
- Research and development	(1,649)	(1,098)	(6,327)	(4,171)
Amortization of purchased intangibles
- Selling, general and administrative	(697)	(700)	(2,486)	(1,802)
- Research and development	(83)	-	(329)	-
Acquisition related transaction costs	(705)	(724)	(705)	(3,583)
Operating expenses on a Non-GAAP basis	$ 57,595	$ 42,956	$ 192,631	$ 153,548

The following table reconciles the specific items excluded from GAAP other income and expense from continuing operations in the calculation of non-GAAP other income and expense from continuing operations for the periods shown below:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Other Income and Expense
(Unaudited)
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2012	December 31, 2011	December 29, 2012	December 31, 2011

Other income (expense) on a GAAP basis	$ 257	$ 834	$ 1,655	$ (2,289)
Impact of ASC 470-20 (Debt)	-	-	-	3,127
Other income on a Non-GAAP basis	$ 257	$ 834	$ 1,655	$ 838

The following table reconciles the GAAP tax expense (benefit) adjusted for the tax effect of the adjustments from GAAP net income from continuing operations to non-GAAP net income from continuing operations:

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Tax Expense
(Unaudited)
(in thousands)

	Three Months Ended				Twelve Months Ended
	December 29, 2012		December 31, 2011		December 29, 2012		December 31, 2011

Tax expense (benefit) on a GAAP basis	$ (10,242)	41.6%	$ 10,567	40.8%	$ 21,154	27.4%	$ 39,296	35.1%
Share-based compensation expense	2,394		1,681		8,666		5,765
Amortization of purchased intangibles	898		1,110		3,929		3,953
Intangibles impairment related to PVAD and IVAD	19,269		-		19,269		-
Impact of adoption of ASC 470-20 (Debt)	-		-		-		1,251
Excess compensation limitations and other	(218)		(150)		(995)		(918)
Levitronix Medical FMV inventory adjustments	(100)		879		111		1,433
Acquisition related transaction costs	270		(854)		270		289
Tax expense on a Non-GAAP basis	$ 12,271	35.2%	$ 13,233	36.8%	$ 52,404	32.4%	$ 51,069	34.5%

The following table reconciles 2013 guidance on a GAAP basis and non-GAAP basis.

THORATEC CORPORATION
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance
(Unaudited)
(in thousands, except for per share data)

Gross margin		For the Fiscal Year Ended 2013

Gross margin on a GAAP basis		68.5%
Amortization of purchased intangibles		1.5%
Share-based compensation expense		0.5%
Gross margin on a Non-GAAP basis		70.5%

Net income per diluted share reconciliation	For the Fiscal Year Ended 2013
	From		To

Net income from continuing operations per diluted share on a GAAP basis	$ 1.32		$ 1.42
Share-based compensation expense	0.32		0.31
Amortization of purchased intangibles	0.13		0.13
Tax rate effect on Non-GAAP earnings	(0.01)		-
Net income from continuing operations per diluted share on a Non-GAAP basis	$ 1.76		$ 1.86

Shares used in calculation of net income per diluted share - GAAP and Non-GAAP	59,000		59,000

About Thoratec

Thoratec is the world leader in mechanical circulatory support with the broadest product portfolio to treat the full range of clinical needs for patients suffering from advanced heart failure. The company's products include the HeartMate LVAS and Thoratec VAD, with more than 20,000 devices implanted in patients suffering from heart failure. Thoratec also manufactures and markets the CentriMag and PediMag / PediVAS product lines. Thoratec is headquartered in Pleasanton, California. For more information, visit www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate PHP and IVAD are trademarks of Thoratec Corporation. CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for fiscal 2012 financial results or future performance contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, "believes," "views," "expects," "plans," "projects," "hopes," "could," "will," "estimates," and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec's control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to regulatory approvals, the development of new products, including development and clinical trial timing, and new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of existing markets for our products and related gross margin for such product sales, the ability to improve financial performance, the effects of FDA regulatory requirements, our ability to address issues raised by FDA inspections adequately and on a timely basis without a resulting recall of products or interruption of manufacturing or shipment of products, the effects of healthcare reimbursement and coverage policies, the effects of seasonality on Thoratec product sales, the effects of competition and the effects of any merger, acquisition and divestiture related activities. Forward-looking statements contained in this press release should be considered in light these factors and those factors discussed from time to time in Thoratec's public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, "Risk Factors," in Thoratec's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

CONTACT: Taylor Harris, Vice President and Chief Financial Officer, Thoratec Corporation, +1-925-738-0047